                              LNB Bancorp, Inc.

                           Exhibit to Form 10 - K/A

                 (for the fiscal year ended December 31, 2002)

                        S - K Reference Number (23.1)

           Consent of Independent Accountants with respect to Lorain National Bank Employee Stock Ownership Plan for the plan year ended December 31, 2002 filed as an amendment to the annual report on Form 10-K.





































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(LETTERHEAD)                                          Exhibit 23.1
(LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, OH 44114-1796

                       Consent of Independent Accountants
                       ----------------------------------

The Plan Administrator
LNB Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 33-65034 of LNB Bancorp, Inc. of our report dated May 30, 2003, relating to the statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan as of December 31, 2002 and 2001, and the related statements of changes in assets available for distribution to participants for the years then ended, and the related supplemental schedules, which report appears in Amendment No. 2 to the 2002 annual report on Form 10-K of LNB Bancorp, Inc.

/s/ KPMG LLP
Cleveland, Ohio
June 26, 2003

(LOGO)
Member Firm of
KPMG International